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                                                                    Exhibit 5.01



                                  June 15, 1999



Versant Corporation
6539 Dumbarton Circle
Fremont, CA  94555

Gentlemen/Ladies:

        At your request, we have examined the Registration Statement on Form S-8 (the "Registration Statement") to be filed by you with the Securities and Exchange Commission (the "SEC") on or about June 15, 1999 in connection with the registration under the Securities Act of 1933, as amended, of an aggregate of 575,000 shares of your Common Stock (the "Stock") subject to issuance by you upon the exercise of (a) purchase rights to be granted by you under your 1996 Employee Stock Purchase Plan as amended (the "Purchase Plan") and (b) stock options, stock bonuses or restricted stock awards to be granted by you under your 1996 Equity Incentive Plan (the "Incentive Plan") (collectively, the "Plans").

        In rendering this opinion, we have examined the following:


        (1) your Registration Statements on Forms S-8 (File Numbers 333-08537 and 333-29947) filed with and declared effective by the Commission on July 19, 1996 and June 24, 1997 respectively, together with the Exhibits filed as a part thereof, including without limitation, each of the Plans and related stock option grant and exercise agreements;

        (2) your Registration Statement on Form 8-A (Commission File Number 0-28540), as declared effective by the SEC on July 17, 1996;

        (3) the Registration Statement, together with the Exhibits filed as a part thereof;

        (4) the Prospectuses prepared in connection with the Registration Statement;

        (5) the minutes of meetings and actions by written consent of your shareholders and your Board of Directors that are contained in your minute books in our possession;

        (6) your stock records in our possession, including records of stock options and other securities issued by you, and a verbal confirmation from your transfer agent regarding the current number of your issued and outstanding shares;

        (7) a Management Certificate of even date herewith, executed and delivered by you; and

        (8) The Nasdaq listing of additional shares dated June 11, 1999 prepared in connection with the Registration Statement.

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Versant Corporation
June 15, 1999
Page 2


        We have also confirmed the continued effectiveness of your registration under the Securities Exchange Act of 1934, as amended, by telephone call to the offices of the Commission and have confirmed your eligibility to use Form S-8.

        In our examination of documents for purposes of this opinion, we have assumed, and express no opinion as to, the genuineness of all signatures on original documents, the authenticity and completeness of all documents submitted to us as originals, the conformity to originals and completeness of all documents submitted to us as copies, the legal capacity of all natural persons executing the same, the lack of any undisclosed termination, modification, waiver or amendment to any document reviewed by us and the due authorization, execution and delivery of all documents where due authorization, execution and delivery are prerequisites to the effectiveness thereof.

        As to matters of fact relevant to this opinion, we have relied solely upon our examination of the documents referred to above and have assumed the current accuracy and completeness of the information obtained from public officials and records included in the documents referred to above. We have made no independent investigation or other attempt to verify the accuracy of any of such information or to determine the existence or non-existence of any other factual matters; however, we are not aware of any facts that would cause us to believe that the opinion expressed herein is not accurate.

        Based on the foregoing, it is our opinion that the 575,000 shares of Stock that may be issued and sold by you upon the exercise of (a) purchase rights granted or to be granted under the Purchase Plan, and (b) stock options, stock bonuses or restricted stock awards granted or to be granted under the Incentive Plan, each when issued and sold in accordance with the applicable Plan and stock option bonus or purchase agreements to be entered into thereunder, and in the manner referred to in the relevant Prospectus associated with the Registration Statement, will be validly issued, fully paid and nonassessable.

        We consent to the use of this opinion as an exhibit to the Registration Statement and further consent to all references to us, if any, in the Registration Statement, the Prospectus constituting a part thereof and any amendments thereto.

        This opinion speaks only as of its date and we assume no obligation to update this opinion should circumstances change after the date hereof. This opinion is intended solely for the your use as an exhibit to the Registration Statement for the purpose of the above sale of the Stock and is not to be relied upon for any other purpose.



                                        Very truly yours,

                                        FENWICK & WEST LLP



                                        By: /s/ Fenwick & West LLP
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